EXHIBIT 21.1

Jabil Circuit, Inc. Subsidiaries*

Ownership is 100% except where designated

Celebit Technology Private Limited (India)

Celetronix India Private Limited (India)

Celetronix Mauritius Limited (Mauritius)

Celetronix USA, Inc. (USA)

Commnet Supply, LLC (USA)

Crossroads License Holdings Sub A, Inc. (USA)

D-J, Inc. (USA)

Digitek Electronics Ltd. (Hong Kong)

F-I Holding Co. (Cayman)

GET Manufacturing USA, Inc. (USA)

Green Point Industrial Co., Ltd., (British Virgin Islands)

Green Point International Holding (Cayman) Co., Ltd. (Cayman Islands)

Green Point (Tianjin) Electronic Technology Co., Ltd. (China)

Green Point (Wuxi) Electronic Technology Co., Ltd. (China)

Green Point Precision Technology (Nanjing) Co., Ltd. (China)

Green Point Precision Components Co., Ltd. (Taiwan)

Green Point (Tianjin) Precision Electronic Co., Ltd. (China)

Green Point (Yantai) Precision Electronic Co., Ltd. (China)

Green Point Precision [M] Sdn, Bhd. (Malaysia)

Green Point Technology (Shenzhen) Co., Ltd. (China)

Green Point (Suzhou) Technology Co., Ltd. (China)

Green Point Technology (Wuxi) Co., Ltd. (China)

Green Prosperity Co., Ltd. (British Virgin Islands)

Guang Zhou Nypro Molding Plastics Products Co., Ltd. (China)

Jabil (BVI) II Ltd. (British Virgin Islands)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Advanced Mechanical Solutions de Mexico, S de RL de C.V. (Mexico) (Jabil indirectly owns 51% of this entity)

Jabil Advanced Mechanical Solutions, Inc. (USA) (Jabil directly owns 51% of this entity)

Jabil AMS, LLC (USA) (Jabil indirectly owns 51% of this entity)

Jabil Assembly Poland sp. z.o.o. (Poland)

Jabil Circuit, LLC (USA)

Jabil Circuit (Beijing) Limited (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Panyu) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Suzhou) Ltd. (China)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (USA)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit China Manufacturing Ltd. (Guernsey)

Jabil Circuit de Chihuahua, S de RL de C.V. (Mexico)

Jabil Circuit de Mexico, S de RL de C.V. (Mexico)

Jabil Circuit de Reynosa S de RL de C.V. (Mexico)

Jabil Circuit Financial, Inc. (USA)

Jabil Circuit Financial II, Inc. (USA)

Jabil Circuit Guadalajara, LLC (USA)

Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands)

Jabil Circuit Holdings Limited (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Investment (China) Co., Ltd (China)

Jabil Circuit Italia, S.r.l. (Italy)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg II, S.a.r.l. (Luxembourg)

Jabil Circuit Luxembourg, S.a.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (USA)

Jabil Circuit of Texas, LP (USA)

Jabil Circuit Poland sp z.o.o. (Poland)

Jabil Circuit Reynosa, LLC (USA)

Jabil Circuit Sdn. Bhd. (Malaysia)

Jabil Circuit Services Limited (Hong Kong)

Jabil Circuit Technology, LLC (Cayman Islands)

Jabil Circuit U.K., Limited (United Kingdom)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Circuit, SAS (France)

Jabil Czech Republic S.R.O (Czech Republic)

Jabil Defense and Aerospace Services LLC (USA)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil Global Services Australia Pty Ltd. (Australia)

Jabil Global Services Chile, SPA (Chile)

Jabil Global Services de Mexico, S.A. de C.V. (Mexico)

Jabil Global Services India Private Limited (India)

Jabil Global Services Limited (Ireland)

Jabil Global Services, LLC (USA)

Jabil Global Services Netherlands B.V. (Netherlands)

Jabil Global Services Peru S.r.l. (Peru)

Jabil Global Services Poland sp z.o.o. (Poland)

Jabil Hungary LP Services, LLC (Hungary)

Jabil Industrial do Brasil Ltda (Brazil)

Jabil Investment Pte. Ltd. (Singapore)

Jabil Israel, Ltd. (Israel)

Jabil Japan, Inc. (Japan)

Jabil Korea Limited (Korea)

Jabil Luxembourg Manufacturing S.a.r.l (Luxembourg)

Jabil Mexico Investment, S de R.L. de C.V. (Mexico)

Jabil Mexico, S.A. de C.V. (USA)

Jabil Middle East (FZCO) (United Arab Emirates)

Jabil MPC, LLC (USA)

Jabil Real Estate Ukraine LLC (Ukraine)

Jabil Sdn Bhd Ltd. (Malaysia)

Jabil Technology (Chengdu) Co., Ltd (China)

Jabil Texas Holdings, LLC (USA)

Jabil Turkey Electric Electronic Trade, LLC (Turkey)

Jabil Vietnam Company Limited (Vietnam)

Jabil, LLC (Russian Federation)

JCI Labuan Limited (Malaysia)

JP Danshui Holding (BVI) Inc. (British Virgin Islands)

Maya Telecom Puerto Rico (USA)

Maya Telecom, Inc. (USA)

Mikromashina Inc. (Russian Federation) (Jabil indirectly owns 53% of this entity)

New Ventures Group LLC (USA)

NP Medical Inc. (USA)

NPA de Mexico S de RL de CV (Mexico)

NyproMold Chicago Inc. (USA) (Jabil indirectly owns 50% of this entity)

Nypro Alabama LLC (USA)

Nypro Atlanta Inc. (USA)

Nypro China Holdings Ltd. (Hong Kong)

Nypro de la Frontera, S de RL de CV (Mexico)

Nypro Denmark ApS (Denmark)

Nypro Deutschland GmbH (Germany)

Nypro Forbes Product Ltd. (India) (Jabil indirectly owns 50% of this entity)

Nypro France SAS (France)

Nypro Germany Holdings GmbH (Germany)

Nypro Germany Verwaltungs B.V. & Co. KG (Germany)

Nypro Global Holdings CV (Netherlands)

Nypro Healthcare Baja Inc. (USA)

Nypro Healthcare GmbH (Germany)

Nypro Hong Kong Limited (Hong Kong)

Nypro Hungary Műanyagtechnika Kft (Hungary)

Nypro Inc. (USA)

Nypro International Holdings B.V. (Netherlands)

Nypro Iowa Inc. (USA)

Nypro JV Holdings Inc. (USA)

Nypro Kanaak Guadalajara S.A. de C.V. (Mexico)

Nypro Korea Limited (Korea)

Nypro Limited (Ireland)

Nypro Monterrey Inc. (USA)

Nypro Monterrey Management S. de RL de CV (Mexico)

Nypro Nagyigmánd Vagyonkezelő Kft (Hungary)

Nypro Oregon Inc. (USA)

Nypro Plastics & Metal Products (Shenzhen) Co., Ltd. (China)

Nypro Plastics and Molding Products (Suzhou) Co., Ltd. (China)

Nypro Precision Molding Services (Thailand) Co., Ltd. (Thailand)

Nypro Puerto Rico Inc. (USA)

Nypro Realty Corp (USA)

Nypro Realty Holdings Inc. (USA)

Nypro Realty Limited Partnership (USA)

Nypro Research and Development Limited (Ireland) (Jabil indirectly owns 98.8% of this entity)

Nypro Singapore Mold Pte. Ltd. (Singapore)

Nypro Singapore Pte. Ltd (Singapore)

Nypro Tool (Shenzhen) Co., Ltd. (China)

Nypro Tool (Suzhou) Co., Ltd. (China)

Nypro Tool (Tianjin) Co., Ltd. (China) (Jabil indirectly owns 85% of this entity)

Nypro Tool Hong Kong Limited (Hong Kong) (Jabil indirectly owns 80% of this entity)

NyproMold Inc. (USA) (Jabil indirectly owns 50% of this entity)

NyproMold Investment Corp. (USA) (Jabil indirectly owns 50% of this entity)

Perimeter Brand Packaging LLC (USA) (Jabil indirectly owns 42.5% of this entity)

Plasticast Hungary Korlátolt Felelősségű Társaság (Hungary)

Plasticast N Hold, S.L. (Spain) (Jabil indirectly owns 20% of this entity)

Precision Communication Services Corp. (Canada)

Precision Communication Services International II, Inc. (USA)

Precision Communication Services International, Inc. (USA)

Precision Communication Services, Inc. (USA)

Radius Chicago LLC (USA)

Radius Hong Kong Ltd (Hong Kong) (Jabil indirectly owns 91.173% of this entity)

Radius Product Development and Consultation (Beijing) Co., Ltd. (China)

Radius Product Development Inc. (USA) (Jabil indirectly owns 91.173% of this entity)

Somera Communications B.V. (Netherlands)

Somera Communications France S.a.r.l. (France)

Somera Communications Pte. Ltd. (Singapore)

Somera Communications Sales, Inc. (USA)

Somera Communications, Inc. (USA)

Sypro Optics GmbH (Germany)

Taiwan Green Point Enterprises Co., Ltd (Taiwan)

Taiwan Green Point Enterprises Co., Ltd., (British Virgin Islands)

Telmar Allied, LLC (USA)

Telmar Chesapeake, LLC (USA)

Telmar Hitech, LLC (USA)

Telmar Holdings Corp. (USA)

Telmar Holdings I, Inc. (USA)

Telmar Network Technology B.V. (Netherlands)

Telmar Network Technology BVBA (Belgium)

Telmar Network Technology Colombia S.A.S. (Colombia)

Telmar Network Technology Ltd. (United Kingdom)

Telmar Network Technology Poland sp. z.o.o. (Poland)

Telmar Network Technology, S.C.A. (Venezuela)

Telmar Network Technology S.r.l. (Argentina)

Telmar Network Technology Sdn Bhd (Malaysia)

Telmar Network Technology, Inc. (USA)

Telmar Network Technology Co., Ltd. (Taiwan)

Telmarnt Mexico S de RL de CV (Mexico)

Tel-NT Brazil Comercio de Equipamentos de Telecomunicaoes Ltda. (Brazil)

THC Holdings, Inc. (USA)

Westing Green (Tianjin) Plastic Co., Ltd (China)

Yaguang Nypro Precision Molding (Tianjin) Co. Ltd. (China) (Jabil indirectly owns 80% of this entity)

*	Jabil Circuit, Inc. subsidiaries list as of August 31, 2013, not including certain immaterial subsidiaries dissolved prior to August 31, 2013.